                                  EXHIBIT 99.1

                           FARMERS AND MERCHANTS BANK

               SPECIAL MEETING OF SHAREOWNERS, [____________] 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints [______________] and [______________], or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Farmers and Merchants Bank held of record by the undersigned on [___________] 2004, at the Special Meeting of Shareowners to be held on [_____________], 2004, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Agreement and Plan of Merger will be voted in favor of adjournment to solicit further proxies for such proposal.

      1. Approval and Adoption of the Agreement and Plan of Merger, dated as of May 12, 2004, by and among Capital City Bank Group, Inc., Capital City Bank and Farmers and Merchants Bank, and the transactions and agreements contemplated by that agreement.

            [  ]  FOR                 [  ]  AGAINST              [  ]  ABSTAIN

      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS OF FARMERS AND MERCHANTS BANK RECOMMENDS A VOTE FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

      The undersigned acknowledges receipt of Notice of the Special Meeting and the related Proxy Statement/Prospectus from Farmers and Merchants Bank prior to the execution of this Proxy.

      DATED: ________________, 2004

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signature, if held jointly

                                       Please sign exactly as name appears on
                                       this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.